EXHIBIT 32

CERTIFICATION OF CHAIRMAN, CHIEF EXECUTIVE OFFICER AND PRESIDENT
PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned hereby certifies that the quarterly report on Form 10-QSB of Millstream II Acquisition Corporation (“the Registrant”) for the quarter ended September 30, 2006, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and that the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Registrant.

Dated: November 29, 2006

/s/ Arthur Spector
Arthur Spector
Chairman of the Board,
President and Chief Executive
Officer (Principal executive,
financial and accounting officer)